                                                                     EXHIBIT 11a



                             Ameritech Corporation
                   Computation for Primary Earnings Per Share



                                            1993                1992                    1991
                                            ----                ----                    ----
 Net Income (Loss) after
 cumulative effect of change in
 accounting principles                    $1,512,798,000        ($400,361,000)          $1,165,520,000
                                          --------------        --------------          --------------
                                          --------------        --------------          --------------
 Weighted average number of
 shares outstanding                          544,076,354          536,559,890              531,039,508

 Additional dilutive effect of
 outstanding options (as
 determined by the application
 of the treasury stock method)                 1,503,542              550,218                  638,026
                                               ---------              -------                  -------

 Weighted average shares
 outstanding on which primary
 earnings per share are based                545,579,896          537,110,108              531,677,534

 Primary earnings per share                        $2.77               ($0.75)                   $2.19
                                          --------------        --------------          --------------
                                          --------------        --------------          --------------


This calculation is submitted in accordance with Regulation S-K, Item 601
(b)II, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent.

Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.

                                                                     EXHIBIT 11a



                             Ameritech Corporation
                   Computation for Primary Earnings Per Share



                                            1993               1992                     1991
                                            ----               ----                     ----
 Income before cumulative effect
 of change in accounting
 principles                               $1,512,798,000        $1,346,083,000          $1,165,520,000
                                          --------------        --------------          --------------
                                          --------------        --------------          --------------

 Weighted average number of
 shares outstanding                          544,076,354           536,559,890             531,039,508

 Additional dilutive effect of
 outstanding options (as
 determined by the application
 of the treasury stock method)                 1,503,542               550,218                 638,026
                                               ---------               -------                 -------

 Weighted average shares
 outstanding on which primary
 earnings per share are based                545,579,896           537,110,108             531,677,534

 Primary earnings per share                        $2.77                 $2.51                   $2.19
                                          --------------        --------------          --------------
                                          --------------        --------------          --------------


This calculation is submitted in accordance with Regulation S-K, Item 601
(b)II, although not required by footnote 2 to paragraph 14 of Accounting Principles Board opinion No. 15 because it results in dilution of less than three percent. Accordingly, reported EPS does not consider dilutive securities.

Note: All share amounts have been restated for two-for-one stock split effective December 31, 1993.